Exhibit 10.5

AMENDMENT TO THE

POTLATCH CORPORATION

SALARIED EMPLOYEES’ SUPPLEMENTAL BENEFIT PLAN

The Potlatch Corporation Salaried Employees’ Supplemental Benefit Plan, as amended through May 24, 2005 (the “Plan”), is hereby further amended as follows, effective as of January 1, 2009:

Section 3(b) of the Plan is hereby amended by revising the second paragraph thereof to read as follows:

“Through December 31 of the Plan Year preceding the Plan Year in which payment of the Participant’s entire Savings Plan Supplemental Benefit is made, the amount credited to such bookkeeping account shall be credited with earnings and losses based on the following:

(i) For periods prior to January 1, 2009, earnings shall be calculated using an interest rate equal to 70% of the higher of the following averages, compounded annually: (i) the prime rate charged by the major commercial banks as of the first business day of each month (as reported in an official publication of the Federal Reserve System) or (ii) the average monthly long-term rate of A-rated corporate bonds (as published in Moody’s Bond Record).

(ii) For periods on and after January 1, 2009 and prior to the date determined under Section 3(b)(iii), earnings shall be calculated using an interest rate equal to 120% of the long-term applicable federal rate, with quarterly compounding, as published under Section 1274(d) of the Code for the first month of each calendar quarter.

(iii) Effective as soon as practicable after January 1, 2009 as determined by the Committee (as defined in Section 4(a)), for Participant groups identified by the Committee, earnings and losses shall be calculated by reference to the rate of return on one or more of the investment alternatives that are available under the Potlatch Corporation Salaried 401(k) Plan (the “401(k) Plan”) and which are designated by the Committee as available under this Plan. Each Participant may select (in ten percent (10%) increments) which investment alternative(s) will be used for this purpose with respect to his or her bookkeeping account, and the alternative(s) selected need not be the same as the Participant has selected under the 401(k) Plan, but any such selection will apply only prospectively. The Committee shall determine how frequently such selections may be changed.”